UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, Tengion, Inc. (the “Company”) is actively recruiting patients for its Phase I clinical trial of its Neo-Urinary Conduit product candidate and enrolling the remaining four patients for this trial.  In light of the anticipated timing of enrolling patient seven in this trial, the Company anticipates that it will complete enrollment of the remaining patients during the first quarter of 2013.

Item 8.01 Other Events

On November 30, 2012, the Company sent a notice to holders of its senior secured convertible notes issued on October 2, 2012 that, the Company intends to issue shares of freely tradable common stock (the “Interest Shares”) in lieu of the interest payments due on January 1, 2013. The issuance of the Interest Shares is contingent upon a registration statement covering the issuance or resale of the Interest Shares being declared effective by the Securities and Exchange Commission by January 1, 2013. If such a registration statement is not declared effective by January 1, 2013, the Company intends to make the interest payments in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: December 3, 2012	By:	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance